FREEDOM INVESTMENT TRUST II

                           Abolition of Class C Shares

                            of Beneficial Interest of

                            John Hancock Global Fund
                   John Hancock Special Opportunities Fund
                (each a "Fund" and collectively the "Funds"),


      The undersigned, being a majority of the Trustees of Freedom Investment Trust II, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated September 10, 1991 of the Trust, as amended from time to time (the "Declaration of Trust"), do hereby abolish the class of shares of beneficial interest of the Funds previously established and designated as "Class C Shares" and in connection therewith do hereby extinguish any and all rights and preferences of such Class C Shares as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Class C shares of the Funds is effective as of May 1, 1995.

      The Declaration of Trust is hereby amended to the extent necessary to reflect the abolition of Class C Shares.

      Capitalized terms not otherwise defined herein shall have the meaning set forth in the Declaration of Trust.

      IN WITNESS WHEREOF, the undersigned have executed this instrument the 1st day of May, 1995.

/s/ Edward J.Boudreau, Jr.            ________________
Edward J. Boudreau, Jr.               Hugh A. Dunlap, Jr.
as Trustee, not individually          as Trustee, not individually
34 Swan Road                          101 Huntington Avenue
Winchester, MA 01890                  Boston, MA  02199

/s/William A. Barron, III             /s/Patrick Grant
William A. Barron III                 Patrick Grant
as Trustee, not individually          as Trustee, not individually
RRI, 325 Sea Meadows Lane             5 Polo Field Lane
Yarmouth, ME  04096                   Dedham, MA 02026

/s/ Douglas M. Costle                 /s/ Ralph Lowell, Jr.
Douglas M. Costle                     Ralph Lowell, Jr.
as Trustee, not individually          as Trustee, not individually
RR2 Box 480                           45 Mill Street
Woodstock, VT 05091                   Edgartown, MA 02539

/s/ Leland O. Erdahl                  /s/ Dr. John A. Moore
Leland O. Erdahl                      Dr. John A. Moore
as Trustee, not individually          as Trustee, not individually
161 Camino Barranca                   Institute of Evaluating Health
Placitas, NM 87043                    Risks, Suite 608
                                      1101 Vermont Ave., N.W.
                                      Washington, DC 20005

/s/ Richard A. Farrell                /s/ Patti McGill Peterson
Richard A. Farrell                    Patti McGill Peterson
as Trustee, not individually          as Trustee, not individually
Farrell, Healer & Company, Inc.       St. Lawrence University
160 Federal St., 23rd Floor           110 Vilas Hall
Boston, MA 02110                      Canton, NY  136117

/s/ William F. Glavin                 /s/ John W. Pratt
William F. Glavin                     John W. Pratt
as Trustee, not individually          as Trustee, not individually
Babson College                        2 Gray Gardens East
Horn Library                          Cambridge, MA 02138
Babson Park, MA 02157

      The Declaration, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.








s:\edgar\fit2\classc.doc